UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 29, 2016
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)    Not applicable.
(b)     Not applicable.
(c)    Not applicable.
(d)    Not applicable.
(e)    On August 29, 2016, Boise Cascade Company entered into severance agreements with its executive officers. These agreements replace any and all existing officer severance agreements with minor changes to language but no change to compensation or benefits provided.
The agreement, the form of which is attached as Exhibit 10.1, provides for compensation and benefits allowances in the event employment is terminated other than for cause or by reason of voluntary termination. Vice presidents receive one times the sum of their annual base salary plus their target annual incentive, and a lump sum equal to 12 times the monthly company-paid premium amount for all health and welfare benefits. Senior vice presidents and above receive two times the sum of their annual base salary plus their target annual incentive, and a lump sum equal to 18 times the monthly company-paid premium amount for all health and welfare benefits. The provision of the severance benefits provided for in the agreement is conditioned upon receipt from the company releases of liability and undertakings as to non-solicitation, non-disparagement, and non-competition.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this Report on Form 8-K:

Exhibit	Description

Exhibit 10.1	Form of Severance Agreements

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: August 30, 2016